                                  EXHIBIT 12.1

                              OUTDOOR SYSTEMS, INC.


         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                        (IN THOUSANDS EXCEPT RATIO DATA)

                                                                                                          NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                                   SEPTEMBER 30,
                                                  -----------------------                               ---------------------
                                     1993         1994          1995          1996          1997           1997        1998
                                  --------      --------      --------      --------      --------      --------      --------
Earnings (loss) before taxes
   and extraordinary loss         $    338      $  3,054      $  3,086      $ 24,536      $ 40,696      $ 26,100      $ 50,595
                                  --------      --------      --------      --------      --------      --------      --------

Fixed charges:
   Interest                         11,894        16,393        17,199        32,489        87,150        55,190       101,349
   Rent                              3,252         3,323         4,511         9,930        30,065        22,549        36,025
   Preferred stock dividend          3,378         1,470         1,590           488
                                  --------      --------      --------      --------      --------      --------      --------

       Total fixed charges          18,524        21,186        23,300        42,907       117,215        77,739       137,374
                                  --------      --------      --------      --------      --------      --------      --------
Adjusted earnings                 $ 18,862      $ 24,240      $ 26,386      $ 67,443      $157,911      $103,839      $187,969
                                  ========      ========      ========      ========      ========      ========      ========

Ratio of earnings to fixed
   charges                           1.02x         1.14x         1.13x         1.57x         1.35x         1.34x         1.37x
                                  --------      --------      --------      --------      --------      --------      --------